UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2007

Isilon Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	3345955	91-2101027
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3101 Western Ave., Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-315-7493

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On December 7, 2007, Isilon Systems, Inc. (the "Company") provided notice to SANMINA-SCI Corporation (SANMINA-SCI") of its intent to terminate for convenience the Manufacturing Services Agreement entered into and effective February 17, 2006 (the "Agreement") between the Company and SANMINA-SCI.

The non-exclusive Agreement provides for SANMINA-SCI to manufacture and assemble Company products, procure components for Company systems, perform testing and manage delivery of Company products.

In August 2007, the Company established a contract manufacturing relationship with Solectron Corporation, subsequently acquired by Flextronics International Ltd. ("Flextronics"). Since that time, the Company has also utilized Flextronics to manufacture and assemble Company products, procure components for Company systems, perform testing and manage delivery of Company products.

SANMINA-SCI will continue to complete all work in process and continue to ship Company product as required under the transition provisions of the Agreement.

The description of the Agreement set forth in this Form 8-K is qualified in its entirety by reference to the Agreement originally filed as Exhibit 10.15 to the Company's Form S-1 filed December 14, 2006 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Isilon Systems, Inc.

December 13, 2007	By:	Keenan M. Conder

Name: Keenan M. Conder
Title: VP General Counsel and Corporate Secretary